UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 7, 2007
Date of Report (Date of earliest event reported)

Millennium Cell Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-31083	22-3726792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Industrial Way West
Eatontown, New Jersey 07724
(Address of principal executive offices)

(732) 542-4000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed by Millennium Cell Inc. (the “Company”) in its Current Report on Form 8-K filed on July 26, 2007, incorporated herein by reference, on July 25, 2007, the Company and The Dow Chemical Company (“TDCC”) entered into a letter agreement whereby, among other things, the Company and TDCC agreed that Milestone 2 under the Joint Development Agreement, dated as of April 25, 2005, as amended May 30, 2006 and July 25, 2007, between the Company and TDCC (the “JDA”) was achieved on June 30, 2007.  Pursuant to the terms of the JDA and the Stock Purchase Agreement, dated as of February 27, 2005, as amended April 25, 2005, May 30, 2006 and July 25, 2007, between the Company and TDCC, the Company is obligated  to issue shares of its Series A2-2 Convertible Preferred Stock (the “Series A2-2 Preferred Stock”) to TDCC within 70 days of the achievement of Milestone 2.

On September 7, 2007, the Company issued 113,746 shares of its Series A2-2 Preferred Stock to TDCC in consideration for TDCC's assistance in the achievement of Milestone 2.

The terms of the Series A2-2 Preferred Stock are summarized in the Company's Current Report on Form 8-K filed on February 28, 2005, incorporated herein by reference. The full text of the Certificate of Designations of the Series A2 Convertible Preferred Stock is filed as Exhibit 3.9 to the Company's Registration Statement on Form S-3 filed on July 6, 2005, incorporated herein by reference.

The issuance of the shares of Series A2-2 Preferred Stock was made in reliance upon the exemption from registration provided for in Section 4(2) of the 1933 Act, and Rule 506 of Regulation D promulgated thereunder, as such issuance was made to an accredited investor and the certificates representing such securities were endorsed with an appropriate restrictive legend.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1
Press release of Millennium Cell Inc., dated September 7, 2007, entitled “Millennium Cell Issues Convertible Preferred Stock To The Dow Chemical Company--Issuance  In Connection With Achievement Of Milestone 2--”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Millennium Cell Inc. By: /s/ John D. Giolli Name: John D. Giolli, CPA Title: Chief Financial Officer

Date: September 7, 2007

Exhibit Index

99.1
Press release of Millennium Cell Inc., dated September 7, 2007, entitled “Millennium Cell  Issues Convertible Preferred Stock To The Dow Chemical Company--Issuance In Connection With Achievement Of Milestone 2--”.